CleanSpark, Inc. and ATL Data Centers LLC

Unaudited Pro Forma Consolidated Balance Sheet

And

Unaudited Pro Forma Consolidated Statement of Operations

CleanSpark, Inc. and ATL Data Centers LLC

Unaudited Pro Forma Consolidated Balance Sheet

September 30, 2020

	Historical
	CleanSpark	ATL	Proforma Adjustments	Notes		Proforma Consolidated

ASSETS
Current assets
Cash	$3,126,202	$34,144	$11,639	(2	a)	$3,171,985
Accounts receivable, net	1,047,353	43,705	32,475	(2	a)	1,123,533
Accounts receivable, related party	—	37,916	4,343	(2	a)	42,259
Contract assets	4,103	—				4,103
Prepaid expense and other current assets	998,931	—	33,772	(2	a)	1,032,703
Derivative investment asset	2,115,269	—	—			2,115,269
Investment equity security	460,000	—	—			460,000
Investment debt security, AFS, at fair value	500,000	—	—			500,000
Total current assets	$8,251,858	115,765	82,229			8,449,852

Fixed assets, net	117,994	1,066,400	5,491,885	(2	a)	6,676,279
Operating lease right of use asset	40,711	975,180	(136,273)	(2	a)	879,618
Capitalized software, net	976,203	—	—			976,203
Intangible assets, net	7,049,656	—	7,457,970	(2	a)	14,507,626
Goodwill	5,903,641	—	14,205,245	(2	a)	20,108,886

Total assets	$22,340,063	$2,157,345	$27,101,056			$51,598,464

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$4,527,037	$767,800	(9,781)	(2	a)	5,285,056
Contract liabilities	64,198	—	—			64,198
Due to related parties	—	230,852	(230,852)	(2	a)	—
Loans payable	—	—	5,475,000	(2	a)	5,475,000
Contingent consideration	750,000	—	—			750,000
Operating lease liability, current portion	41,294	566,369	—			607,663
Finance lease liability, current portion	—	314,137	—			314,137
Total current liabilities	$5,382,529	$1,879,158	$5,234,367			$12,496,054

Long- term liabilities
Convertible notes, net of unamortized discounts	—	—	—			—
Loans payable, net of current portion	531,169	—	—			531,169
Operating lease liability, net of current portion	—	408,811	(136,273)	(2	a)	272,538
Finance lease liability, net of current portion	—	755,247	(66,260)	(2	a)	688,987

Total liabilities	$5,913,698	$3,043,216	$5,031,834			$13,988,748

Stockholders' equity
Common stock; $0.001 par value; 35,000,000 shares authorized; 17,390,979 shares issued and outstanding as of September 30, 2020	17,391	—	1,618	(2	a)	19,009
Preferred stock; $0.001 par value; 10,000,000 shares authorized; Series A shares; 2,000,000 authorized; 1,750,000 issued and outstanding as of September 30, 2020	1,750	—	—			1,750
Additional paid-in capital	132,809,830	—	21,181,733	(2	a)	153,991,563
Accumulated deficit	(116,402,606)	(885,871)	885,871	(2	a)	(116,402,606)
Total stockholders' equity	16,426,365	(885,871)	22,069,222			37,609,716

Total liabilities and stockholders' equity	$22,340,063	$2,157,345	$27,101,056			$51,598,464

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CleanSpark, Inc. and ATL Data Centers LLC

Unaudited Pro Forma Consolidated Statement of Operations

For the year ended September 30, 2020

	Historical
	CleanSpark	ATL	Proforma Adjustments	Notes		Proforma Consolidated

Revenues, net
Sale of goods revenues	$8,620,574	$—	$—			8,620,574
Service, software and related revenues	1,408,127	264,782	—			1,672,909
Service revenues, related parties	—	1,044,701	—			1,044,701
Total revenues, net	10,028,701	1,309,483	—			11,338,184

Cost of revenues
Product sale revenues	7,558,075	—	—			7,558,075
Service, software and related revenues	349,774	1,263,875	—			1,613,649
Total cost of revenues	7,907,849	1,263,875	—			9,171,724

Gross profit	2,120,852	45,608	—			2,166,460

Operating expenses
Professional fees	6,521,016	26,687	—			6,547,703
Payroll expenses	6,813,641	251,581	—			7,065,222
Product development	163,918	—	—			163,918
General and administrative expenses	1,093,062	396,022	—			1,489,084
Depreciation and amortization	2,672,331	192,927	3,316,594	(2	b)	6,181,852
Total operating expenses	17,263,968	867,217	3,316,594			21,447,779

Loss from operations	(15,143,116)	(821,609)	(3,316,594)			(19,281,319)

Other income (expense)
Other income	20,000	—	—			20,000
Loss on settlement of debt	—	—	—			—
Unrealized gain/(loss) on equity security	116,868	—	—			116,868
Unrealized gain on derivative security	2,115,269	—	—			2,115,269
Loss on disposal of assets	(5,218)	—	—			(5,218)
Interest expense (net)	(10,449,946)	(64,262)	—			(10,514,208)
Total other income (expense)	(8,203,027)	(64,262)	—			(8,267,289)

Net loss	$(23,346,143)	$(885,871)	$(3,316,594)			$(27,548,608)

Loss per common share - basic and diluted	$(2.44)	—	—			$(2.47)

Weighted average common shares outstanding - basic and diluted	9,550,626	—	1,618,285			11,168,911

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CleanSpark, Inc. and ATL Data Centers LLC

Notes to Unaudited Pro Forma Consolidated Financial Statements

1.	Basis of Presentation

The unaudited pro forma financial statements have been prepared by applying pro forma adjustments to CleanSpark, Inc.’s (“CleanSpark”) (“the Company”) and ATL Data Centers LLC’s (“ATL”) historical financial statements as of September 30, 2020 and for the periods then ended.

CleanSpark’s audited consolidated financial statements and ATL’s audited financial statements have been used in the preparation of the unaudited pro forma consolidated balance sheet as of September 30, 2020 and the unaudited pro forma consolidated statement of operations for the year ended September 30, 2020.

The unaudited pro forma consolidated financial statements should be read in conjunction with the historical financial statements of CleanSpark and ATL as follows:

CleanSpark’s audited consolidated financial statements as of September 30, 2020 and 2019 and for the years then ended, as found in its Annual Report on Form 10-K which was filed with the Securities and Exchange Commission on December 17, 2020; and

ATL’s audited financial statements as of September 30, 2020 and for the period from April 13, 2020 (inception) to September 30, 2020 included in this Form 8-K/A.

2.	Business Acquisition

On December 9, 2020, the Company entered into an Agreement and Plan of Merger (the “Merger”) with ATL and its members.

At the closing, ATL became a wholly owned subsidiary of the Company. In exchange, the Company issued 1,618,285 shares of restricted common stock based on the average closing price of the Company’s common stock (as reflected on Nasdaq.com) for the five trading days including and immediately preceding the closing date of $11.988 per share, to the selling members of ATL, of which: (i) 642,309 shares were fully earned on closing, and (ii) an additional 975,976 shares issued to escrow and subject to holdback pending satisfaction of certain future milestones, with all such shares subject to a lock up of no less than 180 days and a leak out of no more than 10% of the average daily trading value of the prior 30 days.

The consideration remitted in connection with the Merger is subject to adjustment based on post-closing adjustments to closing cash, indebtedness, and transaction expenses of ATL within 120 days of closing. The Company also assumed approximately $6.9 million in debts of ATL at closing.

The Company accounted for the acquisition of ATL as an acquisition of a business under ASC 805. The Company determined the fair value of the consideration given to the selling members of ATL in connection with the transaction in accordance with ASC 820 was as follows:

Consideration:	Fair Value
1,618,285 shares of common stock	$21,183,351
Total Consideration	$21,183,351

The total purchase price was allocated to identifiable assets deemed acquired, and liabilities assumed, based on their estimated fair values as indicated below. The business combination accounting is not yet final and the amounts assigned to the assets acquired and the liabilities assumed are provisional. Therefore, this may result in future adjustments to the provisional amounts as new information is obtained about the facts and circumstances that existed at the acquisition date.

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Purchase Price Allocation:
Strategic contract	$7,457,970
Goodwill	$14,205,245
Other assets and liabilities assumed, net	$(479,864)
Total	$21,183,351

This preliminary purchase price allocation has been used to prepare pro forma adjustments, (2a), in the unaudited pro forma consolidated balance sheet and consolidated statement of operations. The final purchase price allocation will be determined when the Company has completed the detailed valuations and necessary calculations. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments. The final allocation may include (1) changes in fair values of property and equipment, (2) changes in allocations to intangible assets such as permits, noncompetition agreements, and customer relationships as well as goodwill and (3) other changes to assets and liabilities.

Depreciation and amortization, (2b), have been provided for property and equipment and finite intangible assets based on the preliminary purchase price allocation. Property and equipment have been depreciated on a straight-line basis over their estimated useful lives. Intangible assets having a finite life have been amortized on a straight-line basis over their estimated useful lives.

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